Exhibit 10.1

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Eight Amendment to Loan and Security Agreement (this "Amendment") is made as of December 9, 2015, between UNIQUE FABRICATING NA, INC. (formerly known as Unique Fabricating Incorporated) a Delaware corporation (the "Borrower"), and CITIZENS BANK, NATIONAL ASSOCIATION (formerly known as RBS CITIZENS, N.A.), a national banking association (the "Bank").
PRELIMINARY STATEMENT
WHEREAS, Borrower and Bank entered into a Loan and Security Agreement dated March 18, 2013 as amended by a certain First Amendment to Credit Agreement dated June 19, 2013, a Second Amendment to Loan and Security Agreement dated December 18, 2013, a Third Amendment to Loan and Security Agreement dated February 6, 2014, a Fourth Amendment to Loan and Security Agreement dated October 22, 2014, a Fifth Amendment to Loan and Security Agreement dated May 15, 2015 and a Sixth Amendment to Loan and Security Agreement dated June 29, 2015 and a Seventh Amendment to Loan and Security Agreement dated as of September 1, 2015 (collectively, the "Agreement"), providing terms and conditions governing Borrower's obligation with respect to the Obligations (as defined therein) including, without limitation, the Revolving Loans and Term Loan (each as defined therein);
Borrower has requested an amendment to the Agreement and Borrower and Bank have agreed to amend the terms of the Agreement as provided in this Amendment.
AGREEMENT
Accordingly, Borrower and Bank agree as follows:
1.Defined Terms. In this Amendment (and the acknowledgement attached hereto), capitalized terms used without separate definition shall have the meanings give them in the Agreement.
2.Amendments.
2.1.Amended and Restated Definitions. The following defined terms appearing in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:

1.9     "Borrowing Base" means an amount equal to the sum of (a) 85% of Eligible Accounts, plus (b) the lesser of 75% of Eligible Mexican Accounts, denominated in U.S. dollars, and $2,500,000.00, plus (c) the lesser of 50% of Eligible Inventory and $5,000,000.00.

1.20    "Consolidated EBITDA" means, as of any date of determination, without duplication, (a) consolidated net income for such period plus (b) the sum of the following to the extent deducted in calculating consolidated net income for such period: (i) consolidated interest expense for such period (including, for any calculation that includes the date of payment of the Debentures, prepayment premium (if any) due and payable in connection with such payment), (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense of the Borrower and its Subsidiaries for such period, (iv) management fees paid pursuant to a management agreement with Taglich, in an amount not to exceed $300,000.00 per fiscal year, and (v) other non-cash charges, including non-cash charges for incentive stock programs (excluding reserves for future cash charges), non-cash charges and non-capitalized one-time cash costs incurred in connection with the PrescoTech Acquisition not to exceed $1,500,000.00, one time cash costs incurred in connection with the Partial IPO not to exceed $200,000.00, and one time cash costs incurred in connection with the acquisition by Unique Molded Foam Technologies, Inc. of the assets of Great Lakes Foam Technologies, Inc. not to exceed $225,000.00, and other adjustments agreed to by Bank in its sole discretion minus (c) non-cash charges previously added back to consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any other non-recurring, non-cash gains during such period, including without limitation, (x) gains from the sale or exchange of assets and (y) gains from early extinguishment of Indebtedness or Hedging Contracts; provided, however, that with respect to calculations of Consolidated EBITDA for the purpose of calculation of the covenants set forth in Section 7.1 which include the fourth quarter of the 2014 fiscal year and/or the first or second quarter of the 2015 fiscal year, there shall be added to the calculation of Consolidated EBITDA, with respect to Unique Molded Foam Technologies, Inc., (i) Four Hundred Thousand Dollars ($400,000.00) with respect to the fourth quarter of the 2014 fiscal year, (ii) Seven Hundred Thousand Dollars ($700,000.00) with respect to the first quarter of the 2015 fiscal year, and (iii) Four Hundred Thousand Dollars ($400,000.00) with respect to the second quarter of the 2015 fiscal year.

1.26    Section (b) of "Eligible Account" is amended and restated in its entirety to state:
(b) the account is: (i) with respect to up to $3,000,000 of Eligible Accounts at any time included in the calculation of the Borrowing Base, not aged more than 120 days past the date of the invoice therefor or (if earlier) 120 days from the due date for payment provided in such invoice, and (ii) with respect to all other Eligible Accounts, not aged more than 90 days past the earlier of the date of the invoice therefor or the due date for payment provided in such invoice;
1.42 "Letter of Credit Sublimit" shall mean Two Million Thousand and 00/100 Dollars ($2,000,000.00).

1.57 "Revolving Loan Amount" means Twenty Five Million and 00/100 Dollars ($25,000,000.00).

2.2.Excess Cash Flow Recapture. Section 3.4 of the Agreement is hereby amended and restated in its entirety as follows:
3.4    Excess Cash Flow Recapture. Annually, within 30 days after delivery of Borrower's financial statements for the first fiscal quarter of each year, Borrower shall prepay Term Loan principal in an amount equal to 25% of Excess Cash Flow for the twelve-month period ending on the last day of such fiscal quarter. Such payment shall be due for each subsequent twelve-month period until year-end Total Leverage Ratio calculated as of the end of the relevant twelve-month period is greater than 2.00:1.00.
2.3.Financial Covenants. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:
7.1     Financial Covenants. The Borrower will not, at any time, permit:

(a)	the Total Leverage Ratio to exceed 2.50:1.00; and

(b)	the Debt Service Coverage Ratio to be greater than 1.20:1.00.

2.4.Dividends and Distribution. Section 7.5 of the Agreement is hereby amended and restated in its entirety as follows:

7.5    Dividends and Distributions. Borrower shall not, without prior written consent of the Bank, pay any dividends on or make any distribution on account of any class of Borrower's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock unless that, after giving effect to the payment or distribution, (i) the Post-Distribution DSCR shall be greater than 1.10:1.00; and (ii) Borrower shall remain in compliance with the financial covenants set forth in Section 7.1 hereof, after giving pro forma effect to the payment of such dividend or distribution.
3.    Representations and Warranties. Borrower represents, warrants, and agrees that:
(a)    Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each other Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.
(b)    When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms and Borrower reaffirms that all resolutions, articles of incorporation and bylaws previously delivered to Bank remain in full force and effect and may continue to be relied upon by Bank. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.
(c)    There is no Default or Event of Default existing and continuing under the Agreement.
4.    Conditions. This Amendment will not be effective until satisfaction of the following conditions precedent:
4.1    Execution of Amendment Documents. Bank shall have received (i) an executed copy of this Amendment and an executed copy of the Acknowledgement and Consent of the Guarantors in the form of Exhibit A attached hereto, or (ii) all other certificates, agreements and documents described on the closing checklist attached hereto as Exhibit B.
4.2    Fees and Expenses. Borrower shall have reimbursed Bank for all of Bank's fees and expenses, including attorneys' fees and expenses, incurred by Bank in connection with this Amendment.
5.    No Other Changes. Except as specifically provided in this Amendment, this Amendment does not amend, modify or constitute a waiver or forgiveness of any provision of the Agreement or Loan Documents and shall not impair the rights, remedies, and security given in and by the Loan Documents.
6.    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
7.    Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

8.    Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
9.    Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Agreement and the other Loan Documents and agree that they remain in full force and effect.
10.    Confirmation of Borrower Charter Documents. Borrower confirms and certifies to the Bank that the copy of the Certificate of Incorporation and Bylaws of the Borrower originally delivered in conjunction with the execution and delivery of the Agreement (i) were true, complete and accurate copies of such documents; (ii) remain in full force and effect; (iii) have not been amended, repealed or rescinded in any respect; and (iv) may continue to be relied upon by Bank until and unless written notice to the contrary is delivered to Bank.

[Signatures appear on following pages]

This Eighth Amendment to Loan and Security Agreement is executed and delivered as of the date first entered above.

UNIQUE FABRICATING NA, INC.
a Delaware corporation

By:
Thomas Tekiele
Title:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
a national banking association

By:
Michael Farley
Title:    Vice President

EXHIBIT A
ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

The undersigned have guaranteed and secured the payment and performance of all the obligations of UNIQUE FABRICATING NA, INC.(formerly known as Unique Fabricating Incorporated), as Borrower from RBS CITIZENS, N.A. ("Bank"), pursuant to guaranty agreements and other Loan Documents executed by the undersigned. The undersigned each hereby (a) acknowledge and consent to the execution, delivery and performance of that certain Eighth Amendment to Loan and Security Agreement between Borrower and Bank as of even date herewith and (b) agree and confirm that that their respective guaranties and each other Loan Document executed by them remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Acknowledgement and Consent as of December 9, 2015.

GUARANTORS:

UNIQUE FABRICATING SOUTH, INC.,
a Delaware corporation

By:
Thomas Tekiele
Title:    Secretary and Chief Financial Officer

UNIQUE FABRICATING REALTY, LLC,
a Michigan limited liability company
By:    Unique Fabricating Incorporated
Its:    Sole Member

By:
Thomas Tekiele
Title:    Secretary

UNIQUE-PRESCOTECH, INC.,
a Delaware corporation

By:
Thomas Tekiele
Title:    Secretary

UNIQUE FABRICATING, INC. (formerly known as UFI ACQUISITION, INC.), a Delaware corporation

By:
Richard L. Baum, Jr.
Title:    President

UNIQUE-CHARDAN, INC., a Delaware corporation By: Thomas Tekiele Title: Secretary UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation By: Thomas Tekiele Title: Secretary and Treasurer

2

EXHIBIT B

EIGHTH AMENDMENT
TO
UNIQUE FABRICATING NA, INC.
LOAN AND SECURITY AGREEMENT
WITH
CITIZENS BANK, NATIONAL ASSOCIATION

December 9, 2015

TABLE OF CONTENTS

Authority Documentation
1. Unique Fabricating NA, Inc.(formerly Unique Fabricating Incorporated) ("Borrower") Recertification of Authority Documents
2. Unique Fabricating South, Inc. ("South") Recertification of Authority Documents
3. Unique Fabricating Realty, LLC ("Realty") Recertification of Authority Documents
4. Unique-Prescotech, Inc. ("Unique-Presco") Recertification of Authority Documents
5. Unique-Chardan, Inc. ("Unique-Chardan") Recertification of Authority Documents
6. Unique Molded Foam Technologies, Inc. ("UMFT") Recertification of Authority Documents
7. Unique Fabricating Inc. (f/k/a UFI Acquisition) Recertification of Authority Documents
Loan Documentation
8. Eighth Amendment to Loan and Security Agreement (with Guarantor Acknowledgment)
9. $25,000,000 Amended and Restated Revolving Note